EXHIBIT A

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of October 27, 2015, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Speed Commerce, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit A is filed on behalf of each of the undersigned.


DDEC, LTD.						CDC ASSET LTD.

By:   /s/ C. Daniel Cocanougher		By:   /s/ C. Daniel Cocanougher
-------------------------------		---------------------------------------
Managing Member of DDEC Management	Managing Member of CDC Asset Management
LLC, General Partner of DDEC, Ltd.	LLC, General Partner of CDC Asset Ltd.


DMC ASSET LTD.					EJC ASSET LTD.

By:  /s/ C. Daniel Cocanougher		By:  /s/ C. Daniel Cocanougher
----------------------------		--------------------------------------
As Attorney-in-Fact for Danielle M.	As Attorney-in-Fact for Ellen J.
Cocanougher, Managing Member of		Cocanougher, Managing Member of
DMC Asset Management LLC, General	EJC Asset Management LLC, General
Partner of DMC Asset Ltd.			Partner of EJC Asset Ltd.


C. DANIEL COCANOUGHER				WISE CAPITAL LTD.

By:  /s/ C. Daniel Cocanougher		By:  /s/ C. Daniel Cocanougher
------------------------------		-----------------------------------
Individually					Managing Member of CDC Asset Management
							LLC, General Partner of CDC Asset Ltd.,
							General Partner of Wise Capital Ltd.